UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 27, 2017

CAREY CREDIT INCOME FUND 2016 T
(Exact Name of Registrant as Specified in Charter)

Delaware	814-01094	47-2016837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Rockefeller Plaza
New York, New York		10020
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 492-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.
On January 26, 2017, the board of trustees (the “Board”) of Carey Credit Income Fund 2016 T (the “Company”) approved a resolution to extend the Company's offering period past February 14, 2017, and to close its public offering to new investors on or about March 31, 2017, with the optionality of closing its public offering to new investors on or about June 30, 2017. Following the closing of the offering, the Company expects that, subject to the Board’s discretion and applicable law:

•	it will continue to conduct quarterly tender offers pursuant to its share repurchase program;

•	distributions will continue to be declared and paid on a monthly basis; and

•
the Company’s distribution reinvestment plan will remain in effect and participating shareholders will be able to reinvest distributions at net asset value per share as determined by the Board and management of the Company.

The Company will continue to have a finite term of no more than five years from the closing of this initial public offering (contemplated to be on or before December 31, 2021).

Forward-Looking Statements
This Current Report on Form 8-K may contain certain forward-looking statements, including statements with regard to the future performance and operation of the Company. Words such as “believes,” “expects,” “projects” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements, and some of these factors are enumerated in the filings the Company makes with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CAREY CREDIT INCOME FUND 2016 T

Date: January 27, 2017	By:	/s/ Paul S. Saint-Pierre
PAUL S. SAINT-PIERRE
Chief Financial Officer